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                                                                EXHIBIT 10-L



                       RETAIL CONVERSION FUNDS AGREEMENT

     This Agreement, dated as of December 9, 1996, is made and entered into by and among Cotter & Company, a Delaware corporation ("Cotter") and SERVISTAR COAST TO COAST Corporation, a Pennsylvania corporation ("SCC").

     WHEREAS, the parties have entered into an Agreement and Plan of Merger of even date herewith (the "Plan"), and

     WHEREAS, as a part of the consideration for entering the Plan, the parties have agreed that TruServ will provide reimbursement for certain costs expected to be incurred by shareholders in converting certain aspects of retail stores systems and other costs related to the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the terms set forth herein, and intending to be legally bound, the parties agree as follows:

     1. The Plan is incorporated by reference in its entirety, and defined terms in the Plan shall have the same meaning when used herein unless specified to the contrary. References herein to "Cotter Members" and "SCC Members", when relating to periods after the Effective Time, refer to members of TruServ who were formerly members of Cotter or SCC, respectively.


                               A. CONVERSION FUND

     2. The parties agree that TruServ shall make available to SCC Members the aggregate amount of $14,000,000 (an approximate average of $3,000 per store) to assist in funding the conversion of certain store systems from the former SCC systems to Cotter systems (the "Conversion Fund"), as more fully set forth below.

     3. SCC Members will be eligible for allocation of a portion of the Conversion Fund in an amount, per member store, equal to 2.14% of handled hardware purchases, such determination to be based on purchases during the twelve month period preceding application for disbursement from the Conversion Fund. Notwithstanding the foregoing, the minimum allocation shall be $1,000 per member store, until such time as the Conversion Fund has been exhausted. The term "member store" shall not include warehouse locations owned by the SCC Member, but rather relates only to retail locations.

     4. SCC Members may apply for conversion reimbursement from the Conversion Fund, up to the amount of their allocation as calculated pursuant to paragraph 3 hereof, by completing and submitting a Conversion Fund Application Form and Agreement in the form attached hereto as Exhibit "1" (the "Conversion Application"). The Conversion Application must be submitted for preapproval specifying or estimating the costs expected to be incurred in conversion of the following:




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            (a)  Converting to Cotter six digit SKU system

            (b) Changing lines of vendors not offering conversion funds

            (c) Upgrading of stores through merchandising and/or signage arising out of the Merger.

            (d) Other miscellaneous costs, to the extent that the aggregate cost of the foregoing items is less than the $1,000 minimum allocation described above.

     5. If the Conversion Application is approved, it will be returned to the applicant with written confirmation of such approval. After the project has been completed and the expenses have been incurred, the applicant will receive the appropriate reimbursement upon submission a copy of the previously approved Conversion Application, together with invoices or other reasonable evidence of the expenses; provided, however, that no documentation or evidence will be required for the miscellaneous expenses described in paragraph 4(d), above.

     6. Conversion reimbursement must be applied for no later than one year after the date that the distribution center servicing the applicant has been converted and/or consolidated into the commonized TruServ system, unless such period is extended by TruServ, in its discretion. TruServ will use its best efforts to attain such commonization as promptly as is practical.


                          B. INFORMATION SYSTEMS FUND

     7. In addition to and not in lieu of the Conversion Fund, TruServ shall make available to Cotter Members and to SCC Members the aggregate amount of $10,000,000 (the "Information Systems Fund") to assist owners in defraying a portion of the cost of software enhancements and/or new computer systems as are made available by or through TruServ as a result of the Merger and the commonizing of inventories, pricing, billing, payments, claims, ordering, bin labels and price tickets, conversion of SKUs, and related business elements (the "Systems").

     8. The Information Systems Fund shall be divided into two equal parts of $5,000,000 each, one of such parts available to assist Cotter Members with such expenses, and the other to be available to SCC Members to assist with such expenses.


     9. The parties have not yet determined, as to each membership group, whether the Information Systems Fund will be distributed via an application/reimbursement system, such as that applicable to the other Funds described in this Agreement, or whether a different procedure may be utilized for either or both groups. The parties agree to pursue a final agreement on this procedure diligently and in good faith (such agreement to be reached prior to the Effective Time), and to revise or supplement the Applications as appropriate based on such final agreement.


                                     -2-


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     10. If the application/reimbursement procedure is agreed upon for either or both groups, then the members subject to such procedure shall be eligible for reimbursement from the Information Systems Fund (until the Fund is exhausted) only to the extent that they install such Systems and then only up to the amount of any maximum, per member store as established by TruServ.


     11. Such members may apply for conversion reimbursement from the Information Systems Fund by completing and submitting an Application Form and Agreement in the form attached hereto as Exhibit "2" (the "Application"). The Application must be submitted for preapproval specifying or estimating the costs expected to be incurred in conversion of the applicant's information systems.


     12. If the Application is approved, it will be returned to the applicant with written confirmation of such approval. After the expenses have been incurred, the applicant will receive the appropriate reimbursement upon submission of a copy of the approved application together with invoices or other reasonable evidence of the expenses.


     13. Information Systems Fund reimbursement, where applicable, must be applied for no later than one year after the date that the distribution center servicing the applicant has been converted or consolidated into the commonized TruServ system, unless such period is extended by TruServ, in its discretion. TruServ will use its best efforts to attain such commonization as promptly as is practical.

                        C. RETAIL STORE DEVELOPMENT FUND

     14. In addition to and not in lieu of the foregoing, TruServ shall make available to Cotter Members and SCC Members the aggregate amount of $16,000,000 (the "Retail Store Development Fund") to assist owners in defraying a portion of the costs of retrofitting and/or expanding an existing store or opening a new store.


     15. The Retail Store Development Fund shall be divided into two equal parts of $8,000,000 each, one of such parts to be available for reimbursement to Cotter Members, and the other to be available for reimbursement to SCC Members.

     16. Reimbursements from the Retail Store Development Fund shall be made on a first come, first served basis for preapproved projects which may include the following:

                              - business plan
                              - new store floor plan
                              - new fixtures
                              - new signage
                              - merchandising assistance


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     17. Funds for these projects would be made available as incentives for owners to undertake preapproved improvements. Examples of the types of incentives include:

          (a) a subsidy of a portion of the interest on amounts financed by the owner to complete such improvements of 3% (e.g. if owner is paying 8% on financed portions of the approved project, the Fund would reduce the interest expense to 5%), and

          (b) a reimbursement of 30% of the total down payment for approved project cost.

     18. Unless otherwise determined by management, and until such time as the Fund is exhausted, members will be eligible for reimbursement, up to a maximum of 10% of the project cost, plus the 3% interest subsidy described above if the member finances the project.

     19. Members may apply for reimbursement from the Retail Store Development Fund, up to the amount described in paragraph 18 hereof, by completing and submitting an Application Form and Agreement in the form attached hereto as Exhibit "2" (the "Application"). The Application must be submitted for preapproval specifying or estimating the costs expected to be incurred in the project.

     20. If the Application is approved, it will be returned to the applicant with written confirmation of such approval. After the expenses have been incurred, the applicant will receive the appropriate reimbursement upon submission of a copy of the approved Application together with invoices or other reasonable evidence of the expenses.

     21. Retail Store Development Fund reimbursement must be applied for no later than one year after the date that the distribution center servicing the applicant has been converted and consolidated into the commonized TruServ system, unless such period is extended by TruServ, in its discretion. TruServ will use its best efforts to attain such commonization as promptly as is practical.

                            D. REPAYMENT OBLIGATION

     22. As further specified in the Conversion Application and the Application, any members receiving reimbursement from any of the Funds described herein shall be obligated to repay a portion of the amount received if during the five full fiscal years after receipt thereof, such member (i) ceases to be a member in good standing for any reason, and/or (ii) decreases purchases from TruServ materially (i.e. reduction of 15% or more during any such full fiscal year as compared to the member's purchases in the full fiscal year preceding the submission of the Conversion Application and/or the Application).

     23. The portion which must be repaid by the member in the event of a default as described in Paragraph 22 shall be as follows:


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Year of Default (Based Upon Number of                      Amount to be
Complete Fiscal Years After Receipt of Funds)                Refunded

                  0                                            120%
                  1                                            100%
                  2                                             80%
                  3                                             60%
                  4                                             40%
                  5                                            -0-


     24. In the event of a repayment obligation under Paragraphs 22 and 23 hereof, all amounts due shall be immediately due and payable, and shall be added to all other amounts due under the member's membership agreement. In addition to all rights of TruServ under such membership agreement, the member will agree, in the Application, that TruServ may, but is not required to, set off any obligations hereunder against any stock or notes issued or to be issued to the member.

     25. The parties acknowledge that, if a procedure other than application/reimbursement is used for Cotter Members and/or SCC Members for the Information Systems Fund, then an equitable refund system will be jointly developed promptly for such procedure.

     26. Upon written consent of TruServ, in its sole discretion, a Member may assign his or her rights and obligations under the Application to a third party who agrees to assume such obligations.

     WITNESS the due execution hereof as of the date first specified above.


                                         COTTER & COMPANY


                                         By  /s/Daniel A. Cotter
                                            ---------------------------------

                                         SERVISTAR COAST TO COAST CORPORATION


                                         By /s/Paul E. Pentz
                                            ---------------------------------

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                APPLICATION AND AGREEMENT FOR CONVERSIONS FUNDS

     This Application and Agreement for Conversion Funds is submitted on    , 19
by the undersigned,    , a former member of SERVISTAR COAST TO COAST
Corporation, and a member in good standing of TruServ Corporation ("TruServ").

     1. The undersigned ("Applicant") hereby applies for pre-approval for reimbursement from the Conversion Fund for the following expenses:

            (a)  Converting to Cotter six digit SKU system

            (b) Changing lines of vendors not offering conversion funds

            (c) Upgrading of stores through merchandising and/or signage arising out of the Merger.

            (d) Other miscellaneous costs, to the extent that the aggregate cost of the foregoing items is less than $1,000.

     2. Applicant has attached a description of the project for which approval is sought including estimated costs and any other supporting materials as have been requested by TruServ to support this Application.

     3. Applicant acknowledges that pre-approval of the project is required, and that, after the project is completed, a copy of this Application, executed and approved by TruServ where indicated below, must be forwarded to TruServ with invoices or other documentation of expenses reasonably acceptable to TruServ; provided, however, that no documentation will be required for the Conversion Fund to the extent the aggregate total of documented expenses are less than $1,000.

     4. Applicant agrees to refund to TruServ all or a portion of any distribution from the Conversion Fund in the event that the Applicant, during the first full five fiscal years following the date of this Application, either
(i) ceases to be a member in good standing of TruServ for any reason, and/or
(ii) decreases purchases from TruServ materially (i.e. more than 15% during any given fiscal year as compared to purchases during the full fiscal year preceding the date of this Application.)

     5. In the event of a default as described in the preceding paragraph, Applicant agrees to repay to TruServ immediately that portion of the amounts distributed hereunder as follows:

                                   EXHIBIT 1



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Date of Default (Based Upon Number of                Amount to be
Complete Fiscal Years After Receipt of Funds)          Refunded

          0                                               120%
          1                                               100%
          2                                                80%
          3                                                60%
          4                                                40%
          5                                               -0-


     6. In the event of any repayment obligation as described herein, the amount due shall be immediately due and payable without demand, and shall be added to all other amounts due under the Applicant's membership agreement. In addition to all rights of TruServ under such membership agreement, Applicant agrees that TruServ may, but is not required to, set off any obligations hereunder against any stock or notes issued or to be issued to the Applicant by TruServ.

     INTENDING TO BE LEGALLY BOUND, Applicant has duly executed this Application and Agreement as of the date set forth above.

                                              APPLICANT:

Store Number: ______________________          _______________________________


Address: ___________________________          By_____________________________


Application Approved:
TruServ Corporation

By__________________________________
     Authorized Officer

Date: ______________________________



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                   APPLICATION AND AGREEMENT FOR INFORMATION
                   SYSTEMS FUND/RETAIL STORE DEVELOPMENT FUND

     This Application and Agreement for Information Systems Fund/Retail Store
Development Fund is submitted on                         ,19        by the
undersigned      , a former member of (CIRCLE ONE) (Cotter & Company/SERVISTAR
COAST TO COAST Corporation) , and a member in good standing of TruServ Corporation ("TruServ").

     1. The undersigned ("Applicant") hereby applies for pre-approval for reimbursement from the following Fund(s):

Check one or both, as applicable:

Information Systems Fund  ------

Retail Store Development Fund ------

     2. As to each of the Funds for which Application is being made, the Applicant has attached a description of the projects for which approval is sought, including estimated costs and any other supporting materials as have been requested by TruServ to support this Application.

     3. Applicant acknowledges that pre-approval of the project is required, and that, after the project is completed, a copy of this Application, executed and approved by TruServ where indicated below, must be forwarded to TruServ with invoices or other documentation of expenses reasonably acceptable to TruServ.

     4. Applicant agrees to refund to TruServ all or a portion of any distribution from either of the Funds described above in the event that the Applicant, during the first full five fiscal years following the date of this Application, either (i) ceases to be a member in good standing of TruServ for any reason, and/or (ii) decreases purchases from TruServ materially (i.e. more than 15% during any given fiscal year as compared to purchases during the full fiscal year preceding the date of this Application.)

     5. In the event of a default as described in the preceding paragraph, Applicant agrees to repay to TruServ immediately that portion of the amounts distributed hereunder as follows:

                                  EXHIBIT 2


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Date of Default (Based Upon Number of                   Amount to be
Complete Fiscal Years After Receipt of Funds)             Refunded

                    0                                       120%
                    1                                       100%
                    2                                        80%
                    3                                        60%
                    4                                        40%
                    5                                       -0-


     6. In the event of any repayment obligation as described herein, the amount due shall be immediately due and payable without demand, and shall be added to all other amounts due under the Applicant's membership agreement. In addition to all rights of TruServ under such membership agreement, Applicant agrees that TruServ may, but is not required to, set off any obligations hereunder against any stock or notes issued or to be issued to the Applicant by TruServ.

     INTENDING TO BE LEGALLY BOUND, Applicant has duly executed this Application and Agreement as of the date set forth above.




                                              APPLICANT:

Store Number: ______________________          _______________________________


Address: ___________________________          By_____________________________


Application Approved:
TruServ Corporation

By__________________________________
     Authorized Officer

Date: ______________________________